                                EXHIBIT 10.51

                                                                 EXHIBIT 10.51



                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated as of this 31st day of August, 1995, is by and between PAXSON COMMUNICATIONS OF DENVER-59, INC., a Florida corporation having its principal offices at 601 Clearwater Park Road, West Palm Beach, Florida 33401 (the "Lender"), and CHANNEL 59 OF DENVER, INC., a Florida corporation having its principal offices at 14444 66th Street North, Clearwater, Florida 34624 (the "Borrower").

                              W I T N E S S E T H:

         WHEREAS, the Borrower is purchasing (a) all of the issued and outstanding capital stock of UHF Channel 59 Corp. (the "Subsidiary"), a Colorado corporation and the licensee of Television Station KUBD-TV, Denver, Colorado ("KUBD-TV") and (b) substantially all of the assets and properties, including the low power television license issued by the Federal Communications Commission ("FCC Licenses"), of Low Power Television Station K54CQ, Fort Collins, Colorado ("K54CQ" and, together with KUBD-TV, collectively the "Station");

         WHEREAS, the Lender is willing to lend the Borrower sufficient funds to acquire the stock of the Subsidiary and the assets of K54CQ;

         WHEREAS, Lender will provide programming for broadcast on the Station pursuant to a Time Brokerage Agreement;

         WHEREAS, the Borrower, the Subsidiary and the Lender have entered into an Option Agreement dated as of the date hereof pursuant to which the Borrower and the Subsidiary have granted to the Lender an exclusive and irrevocable option to acquire the assets of the Station upon the terms and conditions specified therein (the "Option Agreement");

         WHEREAS, the Lender is obtaining the funds to make the Loan (as defined below) to the Borrower pursuant to a Credit Agreement (as amended and in effect from time to time, the "Credit Agreement") among the Lender, as borrower, the lending institutions party thereto and one or more of such lending institutions acting in the capacity of agent for and on behalf of such lending institutions (the "Agents");

         WHEREAS, the Agents (as defined in the Credit Agreement) and the Lenders (as defined in the Credit Agreement) have agreed to make the loans under the Credit Agreement in reliance upon the representations, warranties, covenants and agreements of the Borrower herein and upon their status as third party beneficiaries of such representations, warranties, covenants and agreements; and

         WHEREAS, the Borrower desires to borrow funds from the Lender to finance the purchase and operation of the Station.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the Lender and the Borrower agree as follows:

                                       I
                         AMOUNT AND TERMS OF THE LOANS

         1.1 The Loan. The Lender agrees, upon the terms and conditions hereinafter set forth, to make a loan or loans to the Borrower in an aggregate principal amount not to exceed at any one time outstanding Seven Million Dollars ($7,000,000.00) plus such additional amounts that are reasonably requested by Borrower for the purposes set forth in Section 1.05 and are approved by Lender in its sole discretion (the "Loan").

         1.2 The Promissory Note. The outstanding principal amount of the Loan shall be evidenced by and subject to the terms of a promissory note, dated of even date herewith, substantially in the form set forth as Exhibit 1 hereto (as amended, renewed, restated, increased, consolidated or substituted from time to time, the "Note") payable to the order of the Lender and representing the obligation of the Borrower to pay the Lender the amount of the Loan, with interest thereon, as prescribed in Section 1.04. All references to the "Note" in this Loan Agreement, the Security Agreements, the Pledge Agreements, and the Leasehold Mortgage or Mortgage (each as defined in this Loan Agreement), the mortgages or deeds of trust referred to in Section 3.04 of the Loan Agreement and in such other agreements and documents executed and delivered in connection with this Loan Agreement shall be deemed to be references to the Note referred to in this Section.

         1.3 Interest. The Loan shall bear interest on the unpaid principal amount thereof at a rate per annum at all times equal to one-half percent (1/2%) above the highest interest rate per annum paid by Lender or its affiliates on outstanding debt, public or private, as such rate may be adjusted from time to time. Interest shall be calculated on the basis of a year of three-hundred and sixty (360) days and the actual number of days elapsed during the period for which such interest is payable. Interest shall begin to accrue on the outstanding principal amount of the Loan on the date of disbursement of all or a portion of the Final Installment (as defined below) pursuant to
Section 1.05(b) (the "Final Installment Date"). The first payment of interest to the Lender shall be due thirty (30) days after the acquisition of the Station by the Borrower and the Subsidiary pursuant to Federal Communications Commission ("FCC") authority, at which time all interest accrued from the Final Installment Date shall become due and payable.

Thereafter, accrued interest shall be paid monthly on or before the first day of each month until all principal and interest hereunder is paid in full and at the repayment or maturity of the Loan. If any installment of principal or interest is not paid when due, that installment shall bear interest at a rate per annum equal to the lower of the highest rate permitted by law or eighteen percent (18%) from the date due thereof until paid in full.

         1.4 Repayment of the Loan. In the event that any portion of the Loan is used by the Borrower to fund an escrow deposit or similar payment toward the purchase of the Station (the "Deposit"), and such Deposit is returned to the Borrower, the amount of such Deposit shall be immediately repaid to Lender, together with all interest earned on such Deposit and paid to the Borrower. In the event that the Borrower and the Subsidiary do not acquire the Station, Borrower shall repay to Lender the outstanding principal amount of the Loan no later than one-hundred eighty (180) days after such other party acquires the Station. The principal amount of the Loan plus any accrued and unpaid interest shall be due and payable on the first day of the 84th month following the acquisition of the Station by the Borrower and the Subsidiary (the "Term Date"). In the event of a termination of the Time Brokerage Agreement dated as of August 31, 1995, between Subsidiary and Lender, Borrower shall, in addition to payments of interest required under Section 1.03 hereof, repay the outstanding principal balance of the Loan in consecutive, equal monthly installments commencing on the first day of the month following such termination (the "Amortization Commencement Date") and ending on the Term Date, with each such monthly principal installment payment equal to (x) the principal amount of the Loans outstanding hereunder as of the first day of the month following such termination divided by (y) the total number of consecutive months included in the period commencing on the Amortization Commencement Date, through and including the Term Date.

         1.5  Use of Proceeds and Advancement of Funds.

              (a) The proceeds of the Loan are to be used by the Borrower and the Subsidiary exclusively for financing the purchase of the Station and for working capital and operating expenses relating to the Station.

              (b) The Lender shall loan to the Borrower the funds required to acquire the Station, less the Deposit (the "Final Installment"), at the closing of the acquisition of the Station, following final and nonappealable FCC approval of the transfer of control of the Subsidiary of the FCC licenses to the Borrower and the FCC approval of the assignment of the FCC licenses for K54CQ to the Borrower.

         1.6 Information. The Borrower agrees to furnish to the Lender such information as the Lender may reasonably request in connection with the Loan or the Station.

         1.7 Prepayment. The Borrower may prepay the Note in whole at any time, or from time to time in part, with accrued interest to the date of prepayment on the amount prepaid, without penalty, provided that each payment, other than that for the full amount of the outstanding balance, shall be in the amount of Ten Thousand Dollars ($10,000.00) or an integral multiple thereof, provided, however, that if any such prepayment is made within three years of the Borrower's and the Subsidiary's acquisition of the Station, Borrower shall reimburse Lender for any prepayment penalty imposed on Lender or its affiliates under their debt agreements or instruments as a result of Borrower's prepayment. Each prepayment on the Note shall be applied to installments of principal payable on the Note in the inverse order of maturity.

         1.8 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall become due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest hereunder and under the Note.

         1.9 Preferred Contingent Facility Fee. In consideration for Lender's agreement to make the Loan, Borrower agrees to pay Lender a preferred contingent facility fee (the "Contingent Facility Fee") in an amount equal to twenty- five percent (25%) of the Loan payable to the extent available out of the Net Sale Price received by Borrower or any Affiliate of Borrower, including the Subsidiary, in connection with any Sale that is consummated at any time prior to August 31, 2003, whether or not any portion of the Loan is outstanding as of such date. The Contingent Facility Fee shall be due and payable by Borrower to Lender by confirmed wire transfer of immediately available funds on the date of closing of a Sale and prior to the payment by Borrower of any other obligations or distributions. For the purpose of this Section 1.09, the following terms shall have the following meanings:

         "Affiliate", as applied to any entity or individual, means any other entity or individual directly or indirectly controlling, controlled by, or under common control with, that entity or individual. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any entity or individual, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that entity or individual, whether through the ownership of voting securities, partnership interests or by contract or otherwise.

         "Net Sale Price" means (a) the aggregate value of all consideration of whatsoever nature (whether in cash, other property, services or otherwise) directly or indirectly paid or payable to the Borrower and any Affiliate of Borrower (or either of them) in connection with a Sale and whether such amounts are payable as purchase price (whether in cash at closing or on a deferred basis), non-compete payments, payments for the provision of future services or the rental of property or otherwise, or any combination thereof, plus (b) an amount equal to the sum of all accounts receivable of the Station if such accounts receivable are retained by Borrower or any Affiliate of Borrower in connection with a Sale, minus (c) an amount equal to the sum of all reasonable and necessary fees and expenses incurred by the Borrower or any Affiliate of Borrower (other than any fee payable to an Affiliate of the Borrower) in connection with the consummation of a Sale, minus (d) an amount equal to all liabilities of the Station (as determined in accordance with generally accepted principles consistently applied) that are retained by Borrower or any Affiliate of Borrower in connection with a Sale, and minus (e) an amount equal to the sum of the principal balance of, and all accrued but unpaid interest on, the Loans as of the date the Contingent Facility Fee is due.

         "Sale" means any (a) sale, exchange, transfer or other disposition to any third party unaffiliated with Borrower or any Affiliate of Borrower of all or substantially all of the Station's assets or of the equity of (i) Borrower or the Subsidiary or (ii) any Affiliate of Borrower or the Subsidiary that acquires the Station's assets in accordance with the requirements of this Loan Agreement and any collateral document executed and delivered in connection with this Loan Agreement (a "KUBD Affiliate") or (b) merger, consolidation or similar transaction between a third party unaffiliated with Borrower and Borrower, the Subsidiary or any KUBD Affiliate, whether or not Borrower, the Subsidiary or such KUBD Affiliate is the surviving corporation.

                                       II
                                    CLOSING

         2.1 Closing Date. Closing of this transaction shall occur on a date agreed upon by the parties hereto (the "Closing Date").

                                     III
                                   SECURITY

         3.1 Security Interest. As security for the Loan, (a) the Borrower shall execute and deliver to the Lender, on or before the Closing Date, a security agreement in the form of Exhibit 2 hereto (the "Borrower Security Agreement") and (b) the Subsidiary shall execute and deliver to the Lender, on or before the Closing Date, a security agreement in the form of Exhibit 3 hereto (the "Subsidiary Security Agreement" and, together with the Borrower Security Agreement, collectively the "Security Agreements").

         3.2 Pledge Agreement. As further security for the Loan, on or before the Closing Date, (a) the Borrower shall deliver to the Lender a pledge agreement in the form of Exhibit 4 hereto, duly executed by The Christian Network, Inc. (the "Shareholder"), the sole shareholder of the Borrower (the "Parent Pledge Agreement") and (b) the Borrower shall deliver to the Lender a pledge agreement in the form of Exhibit 5 hereto, duly executed by the Borrower (the "Borrower Pledge Agreement" and, together with the Parent Pledge Agreement, collectively the "Pledge Agreements").

         3.3 Leasehold Mortgages. At such time as the Borrower or the Subsidiary enters into or assumes the Lessee's interest under any lease, it shall execute with respect to such lease a leasehold mortgage substantially in the form of Exhibit 6 hereto (a "Leasehold Mortgage"), granting the Lender a lien on its leasehold interest under such lease. In particular, and without limiting the generality of the foregoing, the Borrower and the Subsidiary shall execute a Leasehold Mortgage with respect to each lease, if any, that it assumes as part of the acquisition of the Station. The Borrower and the Subsidiary shall also deliver to the Lender with respect to any lease to which the Borrower or the Subsidiary becomes a party the following documents, each of which shall be in form and substance satisfactory to the Lender: (i) evidence of the filing of the lease or a memorandum of lease, (ii) an estoppel certificate executed by the landlord under such lease or any sublessee, (iii) an executed landlord's consent and waiver, (iv) fixture filing UCC-1 financing statements, (v) copies of such lease and any sublease, (vi) executed tenant subordination agreements, (vii) a title encumbrance report with respect to the real property subject to such lease, and (viii) any other document required by applicable law to create or perfect a mortgage lien with respect to such lease or reasonably required by the Lender.

         3.4 Mortgages. At such time as the Borrower or the Subsidiary acquires any parcel of real estate, the Borrower or the Subsidiary, as the case may be, shall execute a first mortgage or deed of trust in favor of the Lender on such parcel, substantially in the form of Exhibit 6 hereto (a "Mortgage"). The Borrower or the Subsidiary shall also deliver to the Lender with respect to such property the following documents, each of which shall be in form and substance satisfactory to the Lender: (i) fixture filing UCC-1 financing statements,
(ii) copies of any lease relating to such property, if any, (iii) executed tenant subordination agreements and estoppel certificates, if applicable, (iv) a survey of such real property, (v) a mortgagee title insurance policy, with such coverage and with such endorsements, including, without limitation, usury, first loss, last dollar, revolving credit, variable rate, doing business, zoning comprehensive, contiguity (as applicable) and survey, to the extent available in the state where the property is located, as the Lender may require, and (vi) any other document required by applicable law to create or perfect a mortgage lien with respect to such property or reasonably required by the Lender.

                                       IV
                             CONDITIONS OF LENDING

         4.1 Conditions Precedent to Loan. The obligation of the Lender to disburse from time to time any portion of the Loan hereunder is subject to the condition precedent that the Lender shall have received all of the following, on or before the Closing Date, in form and substance satisfactory to the Lender:

                 (a)      The Note, duly executed and delivered by the Borrower;

                 (b) The Security Agreements, together with appropriate UCC-1 forms and, if applicable, landlord lien waivers, duly executed and delivered by the Borrower and the Subsidiary;

                 (c) The Pledge Agreements, duly executed and delivered by the Shareholder and the Borrower together with stock certificates and blank stock powers;

                 (d) Certified copies of the resolutions of (i) the Board of Directors of Borrower evidencing approval of the execution, delivery and performance of this Agreement, the Note, the Borrower Security Agreement, the Borrower Pledge Agreement and other matters contemplated hereby, (ii) the Board of Directors of the Subsidiary evidencing approval of the execution, delivery and performance of this Agreement, the Subsidiary Security Agreement and other matters contemplated hereby, and (iii) the Board of Stewards of Shareholder evidencing approval of the execution, delivery and performance of this Loan Agreement and the Pledge Agreement;

                 (e) A Certificate of Good Standing for the Borrower, the Subsidiary and Shareholder;

                 (f) Copies of (a) the Asset Purchase Agreement dated as of April 30, 1995, between Borrower and Echonet Corporation (the "Asset Purchase Agreement") and (b) the Stock Purchase Agreement dated as of April 30, 1995, among Borrower, David M. Drucker and Charles Ergen (the "Stock Purchase Agreement" and, together with the Asset Purchase Agreement, collectively the "Purchase Agreement");

                 (g) Copies of UCC, judgment and tax lien searches in each jurisdiction in which collateral covered by the Security Agreements is located, naming the Borrower and the sellers of the Station as debtor;

                 (h) The Option Agreement, duly executed and delivered by the Borrower and the Subsidiary; and

                 (i) Such other agreements, certificates, opinions of counsel and documents that the Lender may reasonably require.

         4.2 Conditions Precedent to Final Installment. The obligation of the Lender to advance the Final Installment to the Borrower is subject to the condition precedent that the Lender shall have received each of the following, on or before the Final Installment Date, in form and substance satisfactory to the Lender:

                 (a) With respect to each leased real property, the documents required by Section 3.03, and with respect to each owned real property, the documents required by Section 3.04;

                 (b) A Certificate of Good Standing for the Borrower and the Subsidiary in the States of Florida and Colorado, respectively, as of a recent date prior to the Final Installment Date;

                 (c) Copies of the certificates evidencing the insurance required to be maintained by the Borrower and the Subsidiary pursuant to
Section 6.01(e);

                 (d) Evidence, in form and substance acceptable to Lender, that Borrower has received the approval of the Federal Communications Commission to be the licensee of the Station and, in the case of KUBD-TV, that approval has become a final, non-appealable order no longer subject to administrative or judicial review, reconsideration or appeal;

                 (e) A copy of the Purchase Agreements and each other contract, certificate and other document executed by the Borrower or the sellers of the Station in connection with the Borrower's acquisition of the Station; and

                 (f) Such other agreements, certificates, opinions of counsel and documents that the Lender may reasonably require.

         4.3 Compliance. All of the representations and warranties of the Borrower, Subsidiary and Shareholder in this Loan Agreement shall be true and accurate in all material respects on and as of the Closing Date and the date of any subsequent disbursement of any portion of the Loan, as if made on and as of such date and time. The Borrower shall be in compliance with all of the applicable terms and provisions of this Agreement and no Event of Default or any event which with the lapse of any applicable grace period or the giving of notice or both would constitute an Event of Default shall have occurred and be continuing. The Borrower shall have performed all obligations and taken all actions to be performed or taken by it hereunder on or prior to such date. On the Closing Date, the Borrower, Shareholder and the Subsidiary shall deliver to the Lender and to the Agents and the Lenders under the Credit Agreement a certificate, dated as of such date and signed by an executive officer of the Borrower, Subsidiary and Shareholder, certifying compliance with the conditions of this Section 4.03. Each disbursement of all or a portion of the Loan to the Borrower shall in and of itself, constitute a representation and warranty that the Borrower, Subsidiary and Shareholder as of the date of such Loan, is in compliance with this Section and if the Borrower, Subsidiary or Shareholder is not in compliance with this Section, the Lender shall not be required to disburse such Loan to the Borrower.

                                       V
                         REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties of Borrower. In order to induce the Lender to enter into this Agreement and make the Loan, Borrower represents and warrants as follows:

                 (a) Existence and Standing. Borrower and the Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of the States of Florida and Colorado, respectively, and each is qualified to do business and in good standing under the laws of any other jurisdiction in which it conducts its business, and each has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement, the Note, any Mortgage or Leasehold Mortgage, the Borrower Pledge Agreement, the Security Agreements, the Option Agreement and all other documents that have been or will be executed and delivered by the Borrower and the Subsidiary pursuant to this Agreement.

                 (b) Authorizations, Compliance with Laws. The execution, delivery and performance by the Borrower and the Subsidiary of this Agreement, the Note, any Mortgage or Leasehold Mortgage, the Borrower Pledge Agreement, the Security Agreements, the Option Agreement and all other documents required to be executed and delivered by the Borrower and the Subsidiary pursuant to this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) violate (A) any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or the Subsidiary or (B) any provision of the charter or by-laws of the Borrower or the Subsidiary; or (ii) result in a breach of or constitute a default under any agreement or instrument to which the Borrower or the Subsidiary is a party or by which its properties may be affected; or (iii) result in the creation of a lien, charge or encumbrance of any nature upon the Borrower's or the Subsidiary's properties or assets other than as contemplated by this Agreement.

                 (c) No Consent. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department or agency, except for filing with the FCC, is or will be necessary to the valid execution, delivery and performance by the Borrower or the Subsidiary of this Agreement, the Note, any Mortgage or Leasehold Mortgage, the Borrower Pledge Agreement, the Security Agreements, the Option Agreement or any other document required to be executed and delivered by the Borrower or the Subsidiary pursuant to this Agreement, except for the consent of the FCC as may be described in the foregoing documents.

                 (d) Binding Obligations. This Agreement, the Note, any Leasehold Mortgage, any Mortgage, the Security Agreements, the Pledge Agreements and all other documents required to be executed and delivered by the Borrower and the Subsidiary, as the case may be, (or, in the case of the Parent Pledge Agreement, of the Shareholder) pursuant to this Agreement have been or, on or prior to the Closing Date, will be executed and delivered by duly authorized officers of the Borrower and the Subsidiary, as the case may be, (or, in the case of the Parent Pledge Agreement, of the Shareholder) and constitute or, on or prior to the Closing Date, will constitute, legal, valid and binding obligations of the Borrower and the Subsidiary, as the case may be, (or, in the case of the Parent Pledge Agreement, of the Shareholder) enforceable in accordance with their respective terms.

                 (e) Litigation. There are no actions, suits or proceedings pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its properties before any court or governmental department or agency which materially adversely affects the transactions contemplated by this Agreement or which would have a material adverse effect on the business, properties, prospects, operation or condition (financial or otherwise) of the Borrower.

                 (f) No Default. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations or conditions contained in any material agreement or instrument to which it is a party, nor with respect to any order, judgment, writ, injunction or decree of any court, governmental authority or arbitration board.

                 (g) Compliance with Laws. The Borrower has complied with all applicable federal, state and local laws. The Borrower has obtained all necessary licenses and permits required for the conduct of its business and operations or such licenses and permits have been applied for and are now being diligently pursued.

                 (h) Taxes. The Borrower and, to the best knowledge of the Borrower, the Subsidiary each has filed all tax returns and reports (federal, state and local) required to be filed by it, and has paid all taxes shown thereon, including interest and penalties, and all assessments received by it (except to the extent that the same are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves have been set aside on the books of the Borrower or the Subsidiary in conformity with generally accepted accounting principles).

                 (i) Title to Properties. The Borrower and, to the best knowledge of the Borrower, the Subsidiary each has good and marketable title to all of its property and assets and valid and enforceable leasehold interests in the property which it holds under lease, all such property, assets and leasehold interests being free and clear of any and all mortgages, deeds of trust, assignments, liens, security interests, charges or encumbrances of any nature whatsoever, except for those created hereby, and no mortgages, deeds of trust, financing statements or other evidences of security interests covering all or any of the aforesaid property are on file among the records of any public office, except those evidencing a security interest in favor of the Lender.

                 (j) Material Misstatement. No statement made herein or information, exhibit or report furnished by the Borrower to the Lender in connection with this Agreement or its negotiation, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the foregoing not misleading.

                                       VI
                           COVENANTS OF THE BORROWER

         6.1 Affirmative Covenants. So long as the Note shall remain unpaid, the Borrower hereby covenants and agrees that it will, and will cause the Subsidiary to, unless the Lender shall otherwise consent in writing:

                 (a) Payment of Obligations. Pay punctually and discharge when due: (i) all indebtedness heretofore or hereafter incurred; (ii) all taxes, assessments and governmental charges or levies imposed upon it or its income or profits, or upon any properties belonging to it; (iii) claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid might become a lien or charge upon the property of the Borrower or the Subsidiary; provided that this covenant shall not require the payment of any of the matters set forth in (i), (ii) and (iii) above if the same shall be contested in good faith and by proper proceedings diligently pursued and as to which adequate reserves have been set aside on the books of the Borrower and the Subsidiary in accordance with generally accepted accounting principles.

                 (b) Preservation of Existence. Preserve and maintain its respective corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation.

                 (c) Maintenance of Properties. Maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                 (d) Compliance with Laws. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

                 (e) Maintenance of Insurance. Maintain with responsible and reputable insurance companies policies on all of its properties and covering such risks, including public liability and workers' compensation, in such amounts as are usually carried by companies engaged in similar businesses and owning similar properties as the Borrower and the Subsidiary, and promptly upon execution thereof provide to the Lender copies of all such policies and any riders or amendments thereto. The policies of insurance required hereunder shall name the Lender as an additional loss payee or additional insured, as applicable, and shall provide that the Lender shall receive at least thirty
(30) days' written notice prior to the cancellation, termination or alteration of any such policy.

                 (f) Operations in Ordinary Course. Continue to operate its business in the ordinary course.

                 (g) Perfection of Liens. Do all things requested by the Lender to preserve and perfect the liens and security interests of the Lender arising pursuant to the Security Agreements, the Pledge Agreements, any Leasehold Mortgage, any Mortgage or any other agreement required hereunder as first liens and security interests.

                 (h) FCC Approval. If counsel to the Lender reasonably determines that the consent of the FCC is required in connection with the execution, delivery and performance of this Agreement, the Pledge Agreements, the Security Agreements, any Mortgage or Leasehold Mortgage or any other document delivered to the Lender in connection herewith or therewith or as a result of any action which may be taken pursuant hereto or thereto, then the Borrower, at its sole cost and expense, agrees to use its best efforts to secure such consent and to cooperate with the Lender in any action commenced by the Lender to secure such consent.

                 (i) Purchase Agreement. Comply with its obligations under the Purchase Agreements.

         6.2 Negative Covenants. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, the Borrower hereby covenants that it will not, and will cause the Subsidiary to not, without the Lender's prior written approval:

                 (a) Indebtedness. Create or incur, assume or suffer to exist any indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, except for:
(i) indebtedness evidenced by the Note; (ii) indebtedness (other than for borrowed money) incurred in the ordinary course of business not to exceed Fifty Thousand Dollars ($50,000.00) in the aggregate at any one time; (iii) obligations or liabilities arising under the indemnification provisions of the Purchase Agreements.

                 (b) Liens. Create, assume or suffer to exist, directly or indirectly, any security interest, mortgage, deed of trust, pledge, lien, charge or other encumbrance, of any nature whatsoever upon any of its properties or assets, now owned or hereafter as acquired, excluding, however, from the operation of this covenant with respect to property or assets other than the Stock (as defined in the Pledge Agreements):

                            (i)   any security interest or lien created
pursuant to or in connection with this Agreement or securing the Loan, the Security Agreements, the Pledge Agreements, any Leasehold Mortgage or any Mortgage;

                           (ii)   liens for taxes or assessments either not
delinquent or the validity of which are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                          (iii)   materialmen's, mechanics', carriers',
workmen's, repairmen's, warehousemen's or other like liens arising in the ordinary course of business and either not yet due and payable or being contested in good faith by appropriate legal proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                           (iv)   deposits or pledges to secure payment of
workers' compensation, unemployment insurance or other social security benefits or obligations; or

                            (v)   any judgment lien, singly or aggregated with
other judgment liens, in an amount less than $100,000, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed, or execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within thirty (30) days after the expiration of any such stay.

                 (c) Disposition of Assets. Sell, transfer, lease or otherwise dispose of any of its assets or properties other than sales of assets in the ordinary course of business (which shall expressly not include any transfer or assignment of any FCC License).

                 (d) Merger. Enter into any consolidation or merger with, or into any acquisition of all or substantially all of the properties or assets of any person or entity.

                 (e) Transfer or Issuance of Shares. Issue or permit the transfer of any shares of the capital stock of the Borrower or the Subsidiary, or any options, warrants, convertible securities or other rights to purchase the Borrower's or the Subsidiary's stock. The preceding sentence shall not apply to issuances or transfers to the Lender.

                 (f) Change of Business. Change, in any material respect, the nature or character of its business as intended, or engage in any activity not reasonably related to such business.

                 (g) Remove Assets. Remove any of the assets procured with the proceeds of the borrowings provided for herein, or any replacements for such assets, to a jurisdiction in which no financing statement on Form UCC-1 has been filed by the Lender with respect to such assets.

                 (h) Distributions or Dividends. Declare or make, directly or indirectly, any payment or distribution, or incur any liability for the purchase, acquisition, redemption or retirement of any capital stock of the Borrower or the Subsidiary or as a dividend, return of capital or other payment or distribution of any kind to a shareholder of the Borrower or any affiliate of the Borrower (other than any stock dividend or stock split or similar distribution payable only in capital stock of the Borrower or the Subsidiary) in respect of the Borrower's or the Subsidiary's capital stock.

                 (i) Transactions with Affiliates. Enter into any transaction or agreement with any affiliate of the Borrower or the Subsidiary.

                 (j) Contracts. Enter into any contract or commitment relating to its stock or assets except for contracts involving aggregate payments of less than Five Thousand Dollars ($5,000.00) and contracts which can be terminated without penalty on thirty (30) days' notice or less, or amend or terminate any material contract (or waive any substantial right thereunder), or incur any obligation (including obligations relating to the borrowing of money or guarantee of indebtedness).

                 (k) Adverse Change. Suffer any material adverse change in the business, assets, properties, prospects or condition (financial or otherwise) of the Borrower, the Subsidiary or the Station, or any damage, destruction or loss affecting any assets used or useful in the conduct of the business of the Borrower or the Subsidiary.

                 (l) Employee Compensation. Suffer any material increase in excess of the reasonable range in the broadcast industry in the same or similar markets in compensation payable or to become payable to any employees, or any bonus payment made or promised to any employee, or any material change in personnel policies, insurance benefits or other compensation arrangements affecting any employees, provided that nothing in this clause shall be construed to limit or restrict the commission compensation of employees who may be selling brokered time for the Borrower or the Subsidiary.

                 (m) Cancellation of Debts. Cancel any debts owed to or claims held by the Borrower or the Subsidiary.

                 (n) Write-Down. Suffer any significant write-down of the value of any assets or any significant write-off as uncollectible of any accounts receivable without the prior written consent of the Lender except and as required by generally accepted accounting principles as required to present accurate financial information on the Borrower or the Subsidiary.

                 (o) Rights. Transfer or grant any right under, or enter into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, service mark, trade name, franchise, or similar right, or modify any existing right relating to the Borrower.

                 (p) Television Affiliation Agreement. In the event Borrower acquires the Station, terminate, amend or waive any provision of the Television Affiliation Agreement (as defined in Section 7.01(d) below), if any, to which the Station is a party.

                 (q) Purchase Agreement. Terminate, amend, commit any material breach or default under or waive any term of the Purchase Agreements or the Option Agreement.

                 (r) Subsidiaries. Create or acquire any subsidiary of Borrower (other than the Subsidiary), unless Lender shall have approved such action in advance and Borrower shall have taken all actions required by Lender to grant Lender a first priority security interest in all of the issued and outstanding stock of such subsidiary. Borrower acknowledges and agrees that until such time as such security interest is granted and perfected, Lender shall have an equitable lien in the stock of any subsidiary created or acquired by Borrower.

         6.3 Reporting Requirements. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, the Borrower shall, unless the Lender shall otherwise consent in writing, furnish to the Lender and to the
Agents:

                 (a) Default Certificate. As soon as possible and in any event within five (5) business days after the occurrence of each Event of Default (as defined in Section 7.01) of which the Borrower has knowledge, the statement of the President of the Borrower setting forth details of such Event of Default and the action which the Borrower proposes to take with respect thereto.

                 (b) Financial Statements. Beginning with the making of the Final Installment, quarterly financial statements within thirty (30) days after the end of each fiscal quarter; within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the audited financial statements for such year for the Borrower and the Subsidiary, including therein a balance sheet of the Borrower and the Subsidiary as of the end of such fiscal year, statements of income and expense of the Borrower and the Subsidiary for such fiscal year, and a statement of cash flow of the Borrower and the

Subsidiary for such fiscal year, in each case prepared by an independent public accountant of recognized standing acceptable to the Lender, except that the Lender may waive the audit requirement and accept a review of the Borrower's and the Subsidiary's financial records.

                 (c) Notice of Litigation. Promptly give written notice of all actions, suits and proceedings before any court or governmental agency, domestic or foreign, which may be commenced or threatened against the Borrower or the Subsidiary in which the claim involved is Five Thousand Dollars ($5,000.00) or more and of any other matter of the type described in Section 5.01(e).

                 (d) Budget. An annual budget within thirty (30) days of the beginning of each fiscal year of the Borrower and the Subsidiary. Such budget shall be satisfactory in form to the Lender.

                 (e) Other Information. Such other information respecting the business, properties, operations or the condition, financial or otherwise, of the Borrower or the Subsidiary as the Lender or the Administrative Agents may from time to time reasonably request.

                                      VII
                               EVENTS OF DEFAULT

         7.1 Events of Default. Under this Agreement, an Event of Default shall be any of the following:

                 (a) The Borrower shall fail to pay any installment of principal or interest on the Note, or any other obligation to the Lender including, without limitation, the obligation to pay the Contingent Facility Fee as set forth in Section 1.09 hereof, when due whether at the due date thereof or by acceleration or otherwise, and, in the case of any installment of interest, such default shall remain unremedied for a period of five (5) days; or

                 (b) The security interest or lien of the Lender in any material portion of the collateral covered by the Security Agreements, Pledge Agreements or any Leasehold Mortgage or Mortgage shall at any time not constitute a legal, valid and enforceable security interest or lien; or

                 (c) Any representation or warranty made by, as the case may be, the Borrower, the Subsidiary or Shareholder (or any of their officers) herein, in the Security Agreements, any Leasehold Mortgage or Mortgage, in the Pledge Agreements, the Option Agreement or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, the Note, any Leasehold Mortgage or Mortgage or the Security Agreements, in the Pledge Agreements, or the Option Agreement, shall prove to have been incorrect in any material respect when made; or

                 (d) The Borrower or the Subsidiary, as the case may be, shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Note, Borrower Pledge Agreement, the Security Agreements, any Leasehold Mortgage or Mortgage, Option Agreement or any Television Affiliation Agreement relating to the Station (the "Television Affiliation Agreement"), or the Shareholder shall fail to perform or observe any term, covenant or agreement contained in the Pledge Agreement, and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Lender; or

                 (e) The Borrower, the Subsidiary or the Shareholder shall fail to pay any indebtedness for borrowed money owing by the Borrower, the Subsidiary or the Shareholder or any interest or premium thereon, when due, whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or the Borrower, the Subsidiary or the Shareholder shall fail to perform any term, covenant or agreement under any agreement or instrument evidencing or securing or relating to any such indebtedness owing by the Borrower, the Subsidiary or the Shareholder if the effect of such failure is to accelerate, or to permit the holder of such indebtedness to accelerate the maturity of such indebtedness; or

                 (f) The Borrower or the Subsidiary shall expend the proceeds of the Loan for any purpose other than the purchase of the Station and the operation of the Station's business without the prior written consent of the Lender, which may be withheld in the Lender's sole discretion; or

                 (g) Either (i) Borrower, the Subsidiary or the Shareholder shall fail to pay its debts as they mature in the ordinary course of business; or (ii) Borrower, the Subsidiary or the Shareholder shall file a petition commencing a voluntary case concerning it under any Chapter of Title 11 of the United States Code entitled "Bankruptcy"; or (iii) Borrower, the Subsidiary or the Shareholder shall apply for or consent to the appointment of any receiver, trustee, custodian or similar officer for it or for all or any substantial part of its property; or (iv) such receiver, trustee, custodian or similar officer shall be appointed without the application or consent of the Borrower, the Subsidiary or the Shareholder and such appointment shall continue undischarged for a period of thirty (30) days; or (v) an involuntary case is commenced against the Borrower, the Subsidiary or the Shareholder under any

Chapter of the aforementioned Title 11 and an order for relief under such Title 11 is entered or the petition commencing the case is controverted but is not dismissed within thirty (30) days after the commencement of the case; or (vi) the Borrower, the Subsidiary or the Shareholder shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or (vii) any such proceeding shall be instituted against the Borrower, the Subsidiary or the Shareholder and shall remain undismissed for a period of thirty (30) days; or (viii) the Borrower, the Subsidiary or the Shareholder shall take any action for the purpose of effectuating the foregoing; or

                 (h) Any court, government, or government agency shall condemn, seize or otherwise appropriate or take custody or control of all or a substantial portion of the property or assets of the Borrower or Subsidiary; or

                 (i) There shall be a cancellation, denial or revocation of any material broadcast license for the Station, the Borrower or the Subsidiary shall be finally denied renewal of any such license, or any such license shall be renewed on terms that materially adversely affect the economic or commercial value or usefulness thereof; or

                 (j) Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of One Hundred Thousand Dollars ($100,000.00), or (ii) in the aggregate at any time an amount in excess of One Hundred Thousand Dollars ($100,000.00), and in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage, shall be entered or filed against Borrower, the Subsidiary or their assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

                 (k) The Shareholder and the Subsidiary shall default in the due performance or observance of any term, covenant or agreement on either of their parts to be performed or observed pursuant to Article IX hereof or any obligation of the Shareholder or Subsidiary under Article IX hereof shall, for any reason other than the full satisfaction thereof, not be or shall cease to be in full force and effect or is, or is declared to be, null and void, or the Shareholder and the Subsidiary shall, or shall purport to, terminate, revoke, repudiate, declare voidable or void, deny, disaffirm or otherwise contest
Article IX hereof or any term or provision thereof or any of their respective obligations or liabilities under Article IX hereof.

         7.2 Effect of Event of Default. Should any Event of Default occur, the Lender may at its option by written notice to the Borrower declare the entire unpaid principal amount of the Note, together with all unpaid interest and all other amounts payable under this Agreement and every other obligation of the Borrower to the Lender, immediately due and payable, whereupon the Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Note or in such other note or evidence of indebtedness to the contrary notwithstanding; provided, however, that in case of an Event of Default under
Section 7.01(g), all the obligations of the Borrower under this Agreement and the Note shall become immediately due and payable as of the date of any such Event of Default regardless of the cause of such Event of Default and without any notice to the Borrower required from the Lender. The Lender shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Florida and, without limiting the generality of the foregoing, the rights and remedies provided for in the Security Agreements, Pledge Agreements, and any Mortgage or Leasehold Mortgage, which provisions are hereby incorporated by reference.


                                     VIII
                                MISCELLANEOUS

         8.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         8.2 Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, the Note, the Pledge Agreements, the Security Agreements or any Mortgage or Leasehold Mortgage, nor consent to any departure by the Borrower or the Subsidiary therefrom, shall in any event be effective unless (x) in writing, signed by the Lender and then only in the specific instance and for the specific purpose for which given and (y) not adverse in any material respect to the Agents and the Lenders under the Credit Agreement. No notice to or demand on the Borrower or the Subsidiary in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

         8.3 Conflicts. In the event of any conflict or inconsistency between any provision of this Agreement and a provision of the Note, the Pledge Agreements, the Security Agreements or any

Mortgage or Leasehold Mortgage, the provisions of this Agreement shall control.

         8.4 Address for Notices. All notices and other communications under this Agreement shall be in writing and shall be served by personal service or by mailing a copy thereof by registered or certified mail, return receipt requested, to the applicable party at the addresses indicated below:

                 If to the Borrower or the Subsidiary:

                          James L. West
                          Channel 59 of Denver, Inc.
                          14444 66th Street North
                          Clearwater, Florida  34624

                 If to the Lender:

                          Lowell W. Paxson
                          Paxson Communications of Denver-59, Inc.
                          601 Clearwater Park Road
                          West Palm Beach, Florida  33401

or at such other address as may be designated by either party in a written notice to the other complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when deposited in the mails.

         8.5 Expenses. The Borrower agrees to pay on demand all costs and expenses incurred by the Lender directly in the enforcement of this Agreement, the Note, the Security Agreements, any Mortgage or Leasehold Mortgage, the Pledge Agreements and other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of any attorney to whom the Note is referred for collection (whether or not litigation is commenced) or for representation out of court, in trial, on appeal or in proceedings under any bankruptcy or insolvency law or otherwise. In addition, the Borrower shall pay any and all taxes and fees payable or determined to be payable in connection with the execution, delivery or recordation of any instruments and documents to be delivered hereunder. In addition, Borrower agrees to pay (i) all the actual and reasonable costs and expenses of Lender in connection with the negotiation, preparation and execution of this Loan Agreement, the Note, the Security Agreements, the Pledge Agreements, any Mortgage or Leasehold Mortgage and all other documents and instruments to be delivered hereunder (collectively, the "Loan Documents") and all the costs of furnishing all opinions by counsel for Borrower and the Subsidiary, and of Borrower's and the Subsidiary's performance of and compliance with all agreements and conditions contained herein and in the other Loan Documents on its part to be performed or complied with including, without limitation, confirming compliance with environmental and insurance requirements; (ii) the reasonable fees, expenses and disbursements of counsel to Lender (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loan and any consents, amendments, waivers or other modifications hereto or thereto; and (iii) all the actual and reasonable costs and expenses of creating and perfecting liens in favor of Lender pursuant to any Loan Document.

         8.6 Binding Effect; Assignment. This Agreement shall become effective when executed and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign any rights or obligations hereunder without the prior written consent of the Lender and the Agents. Lender shall be permitted to assign, without Borrower's consent, all or any portion of Lender's rights and interests hereunder and under each other document executed in connection with this Loan Agreement (x) to one or more other Affiliates (as defined in Section 1.09) of Lender, and, upon any such assignment, each reference herein or in such other document to "Lender" shall be deemed to be and include a reference to such other Affiliate and (y) to creditors of Lender or its Affiliates as security for indebtedness of Lender or such Affiliates.

         8.7 Governing Law. This Agreement, the Note, the Pledge Agreements, the Security Agreements and related documents shall be governed by, and construed in accordance with, the laws of the State of Florida with the exception of its conflicts of laws provisions; provided that the effect of any recordation shall be determined by the State thereof.

         8.8 Severability of Provisions. Any provision of this Agreement, the Note, the Pledge Agreements, the Security Agreements, or any Mortgage or Leasehold Mortgage that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of any provisions in any other jurisdiction.

         8.9 Headings. Article and Section headings in this Agreement are including for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         8.10 Rights Affected by Extensions. The rights of the Lender and its assigns shall not be impaired by any indulgence, release, renewal, extension or modification which the Lender may grant with respect to the indebtedness or any part thereof, or with respect to the collateral or with respect to any endorser, guarantor, or surety without notice or consent of the Borrower or any endorser, guarantee, or surety.

         8.11 Survival of Representations and Warranties. All representations and warranties made in this Agreement and in any documents or certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the Note and the making of the Loan hereunder and continue in full force and effect, as of the respective dates as of which they were made, until all of the obligations of the Borrower to the Lender hereunder have been paid in full.

         8.12  [INTENTIONALLY OMITTED]

         8.13 Further Assurances. From time to time, the Borrower shall, and shall cause the Subsidiary to, execute and deliver to the Lender such additional documents as the Lender may reasonably require to carry out the purposes of this Agreement or any of the documents entered into in connection herewith, or to preserve and protect the rights of the Lender hereunder or thereunder.

         8.14 Indemnification. The Borrower hereby indemnifies and holds harmless the Lender, the Agents and the Lenders under the Credit Agreement and their respective directors, officers, shareholders, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the documents entered into in connection herewith, or any of them or any of the transactions contemplated hereby or thereby; provided, however, that the Borrower shall not be liable to any Indemnified Person, if there is a judicial determination that such losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Person.

         8.15 WAIVER. EACH OF LENDER, BORROWER, SUBSIDIARY AND SHAREHOLDER AGREES TO WAIVE ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR
CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THIS

WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN.

         8.16 Maximum Interest. Lender and Borrower intend that this Agreement and the other Loan Documents conform to all applicable usury laws. Accordingly, no provisions of the Loan Documents shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law ("Maximum Rate"), or obligate Borrower to pay any taxes, assessments, charges, insurance premiums or other amounts which are held to constitute interest to the extent that such payments, when added to the other obligations under the Loan Documents, would be held to constitute contracting for, or the payment by Borrower of, interest at a rate greater than the Maximum Rate. Lender and Borrower further agree that:

                 (a) if any excess of interest in such respect is herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this subsection 8.16 shall govern, and neither Borrower nor its successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate;

                 (b) if at any time the amount of interest under any of the Loan Documents for a calendar year exceeds the Maximum Rate had the Maximum Rate at all times been in effect, the interest chargeable under any such Loan Document shall be limited to the amount of interest that could have been charged if the Maximum Rate had at all times been in effect, but any subsequent reductions in the interest due shall not reduce the rate of interest chargeable under any such Loan Document below the Maximum Rate until the total amount of interest accrued under any such Loan Document equals the amount of interest that would have accrued if the interest provided for in any such Loan Document had at all times been in effect and collectible;

                 (c) if the maturity of any Loan Document is accelerated for any reason, or in the event of any prepayment by Borrower, or in any other event, earned interest may never include more than the Maximum Rate, computed from the date of disbursement of the funds evidenced by such Loan Document until payment, and any interest otherwise payable under such Loan Document that is in excess of the Maximum Rate shall be canceled automatically as of such acceleration or such other event and (if theretofore paid) shall be credited against principal;

                 (d) if it should be held that any interest payable or chargeable under any Loan Document is in excess of the Maximum Rate, the interest payable or chargeable under such Loan Document shall be reduced to the maximum amount permitted by applicable federal or state law, whichever shall permit the higher lawful interest, as construed by courts having jurisdiction thereof; and

                 (e) the spreading, prorating and amortizing of interest over the term of the Loan Documents shall be allowed to the fullest extent permitted by applicable law.

                                       IX
                                    GUARANTY

         9.1. Guaranty. In consideration for Lender's execution and delivery of this Loan Agreement and Lender's agreement to make the Loan, Shareholder and Subsidiary each agrees as follows:

                 (a) Shareholder and Subsidiary hereby guarantee the full, complete and timely payment and performance by Borrower of each and every obligation of Borrower under this Loan Agreement, the Note, the Borrower Security Agreement, the Borrower Pledge Agreement, each Mortgage and Leasehold Mortgage executed and delivered pursuant to this Loan Agreement and each other agreement or instrument executed and delivered by Borrower in connection with this Loan Agreement (individually, a "Loan Document" and collectively, the "Loan Documents"). If any default shall be made by Borrower in the payment or performance of any of such obligations, then Shareholder and Subsidiary will themselves pay or perform or cause to be paid or performed such obligation upon receipt of notice from Lender specifying in summary form the default. Lender may proceed to enforce its rights against Shareholder and Subsidiary from time to time prior to, contemporaneously with, or after any enforcement against Borrower, or without any enforcement against Borrower. The obligations of Shareholder and Subsidiary under this Guaranty shall be absolute and unconditional and shall remain in full force and effect without regard to and shall not be released, discharged, or in any way affected by (and Shareholder and Subsidiary expressly waive any and all defenses arising out of, or based
on):  (i) any amendment or modification of or supplement to any Loan Document;
(ii) any exercise or non-exercise of, or delay in exercising any, right, remedy, power, or privilege under or in respect of any Loan Document; (iii) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors, or similar proceeding commenced by or against Borrower, Subsidiary or Shareholder; (iv) the dissolution (voluntarily or involuntarily) of Lender;
(v) the genuineness, validity, or enforceability of any Loan Document; or (vi) any other circumstance which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

If payment of any sum by Borrower pursuant to any Loan Document is recovered as a preference or fraudulent transfer under any applicable bankruptcy or insolvency law, the liability of Shareholder or Subsidiary under such Loan Document shall continue and remain in full force and effect notwithstanding such recovery.

                 (b) Shareholder and Subsidiary each waives presentment, protest, demand, or action or delinquency in respect of any of the obligations of Borrower under the Loan Documents. Shareholder and Subsidiary each waives all set-offs and counterclaims and all notices of nonperformance, notices of protest, notices of dishonor, and notices of acceptance of this guaranty.

                 (c) This guaranty shall be deemed a continuing guaranty, and the above consents and waivers of Shareholder and Subsidiary shall remain in full force and effect until the satisfaction in full of all obligations of Borrower under the Loan Documents.

                 (d) Shareholder and Subsidiary each agrees that any and all claims in its favor against Borrower, any endorser or any other guarantor of all or any part of the obligations of Borrower under the Loan Documents, or against any of their respective properties, arising by reason of any payment by Shareholder or Subsidiary to Lender pursuant to the provisions hereof or otherwise, shall be subordinate and subject in right of payment to the prior payment, in full in cash, of all obligations of Borrower under the Loan Documents. Shareholder and Subsidiary each agrees that any right of subrogation arising as a result of its performance hereunder shall not exist unless and until all obligations of the Borrower under the Loan Documents are paid in full in cash.

         9.2 Representations and Warranties. Shareholder and Subsidiary each hereby represents and warrants to Lender as follows:

                 (a) This Loan Agreement has been duly and validly executed and delivered by Shareholder and Subsidiary and constitutes its legal, valid, and binding agreement with respect to the provisions contained in
Article IX, enforceable in accordance with its terms, except as the enforceability of this Loan Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

                 (b) The execution, delivery, and performance by Shareholder and Subsidiary of this Loan Agreement: (i) do not require the consent of any third party; (ii) will not conflict with any provision of the Articles of Incorporation or Bylaws of Shareholder or Subsidiary; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; and (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Shareholder or Subsidiary is a party or by which Shareholder or Subsidiary may be bound.

         9.3 Limited Recourse. Notwithstanding anything to the contrary contained in this Article IX, in any action or proceeding commenced with reference to any Loan Document, no judgment obtained against Shareholder shall be enforced against any of its separate assets, other than Shareholder's interest in all of the issued and outstanding capital stock of Borrower (whether outstanding on the date hereof or hereafter), and Shareholder's liability under any Loan Document shall be limited to such interest. In any legal action or suit in equity which the Lender may undertake against Shareholder to enforce its rights and remedies under any Loan Document, any judgment obtained by Lender may be satisfied by recourse only to Shareholder's interest in all of the issued and outstanding capital stock of Borrower (whether outstanding on the date hereof or hereafter) and not by recourse to any other assets of Shareholder.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

                                PAXSON COMMUNICATIONS OF
                                  DENVER-59, INC.


                                By:     /s/ William L. Watson
                                   --------------------------------------
                                        William L. Watson
                                                  Secretary


                                CHANNEL 59 OF DENVER, INC.


                                By:     /s/ James L. West
                                   --------------------------------------
                                        James L. West
                                                  Chairman



                                THE CHRISTIAN NETWORK, INC. AND UHF
                                CHANNEL 59 CORP. EACH HEREBY JOINS IN THE
                                EXECUTION OF THE FOREGOING AGREEMENT TO
                                AGREE TO THE PROVISIONS OF ARTICLE IX
                                ONLY, AS OF THE DATE FIRST ABOVE WRITTEN.

                                THE CHRISTIAN NETWORK, INC.


                                By:     /s/ James L. West
                                   --------------------------------------
                                        James L. West
                                                  Chairman


                                UHF CHANNEL 59 CORP.


                                By:     /s/ James L. West
                                   --------------------------------------
                                        James L. West
                                                  Chairman